UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2022

BANK FIRST CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Wisconsin	001-38676	39-1435359
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

402 North 8th Street, Manitowoc, WI 54220

(Address of principal executive offices) (Zip Code)

(920) 652-3100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	BFC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 12, 2022, Bank First Corporation (the “Company”) entered into a change in control agreement with each of Michael B. Molepske, the Company’s Chief Executive Officer, and Kevin M. LeMahieu, the Company’s Chief Financial Officer (each, an “Agreement”).

Pursuant to the Agreement, if the executive is terminated without “cause” or resigns for “good reason”, in each case within one year following a “change in control” (as such terms are defined in the Agreement), then the executive will receive: (i) a lump sum severance payment equal to a multiple of his base salary (3x, in the case of Mr. Molepske, or 2x, in the case of Mr. LeMahieu); (ii) a lump sum amount equal to the average bonus received by the executive over the previous three years; and (iii) reimbursement of health insurance coverage premiums for a specified period of time (three years, in the case of Mr. Molepske, or two years, in the case of Mr. LeMahieu). In addition, each executive’s outstanding, unvested stock awards will become fully vested upon a change in control.

The foregoing description of each Agreement is qualified in its entirety by the full text of the Agreements, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the period ending June 30, 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 15, 2022

BANK FIRST CORPORATION

By:	/s/ Kevin M. LeMahieu
Kevin M. LeMahieu
Chief Financial Officer